UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
TRISALUS LIFE SCIENCES, INC.
(Name of Registrant as Specified in Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6272 W. 91ST Ave
Westminster, CO 80031
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 13, 2024
Dear Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of TriSalus Life Sciences, Inc., a Delaware Corporation (the “Company”). The meeting will be held on Tuesday, August 13, 2024, at 8:00 a.m. Central Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting https://www.cstproxy.com/trisaluslifesci/2024. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please email us at investor.relations@trislauslifesci.com.
The meeting will be held for the following purposes:
1.To elect the Board’s four nominees for director named as nominees in this Proxy Statement to hold office until the 2027 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation, or removal.
2.To ratify the appointment by the Audit Committee of the Board of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying these proxy materials.
The Annual Meeting will be held virtually through a live audio webcast. Stockholders of record at the close of business on June 26, 2024, and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live audio webcast by visiting https://www.cstproxy.com/trisaluslifesci/2024 and entering the control number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 7:45 a.m. Central Time, on Tuesday, August 13, 2024.
Only stockholders of record at the close of business on June 26, 2024, and their proxy holders may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, August 13, 2024, at 8:00 a.m. Central Time at https://www.cstproxy.com/trisaluslifesci/2024.
The proxy statement and annual report to stockholders are available at
https://www.cstproxy.com/trisaluslifesci/2024.

By Order of the Board of Directors

/s/ Sean Murphy
Sean Murphy
Chief Financial Officer
Westminster, CO
July 22, 2024

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote using your mobile or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

TRISALUS LIFE SCIENCES, INC.
6272 W. 91ST Ave
Westminster, CO 80031
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 13, 2024
MEETING AGENDA

Proposals	Voting Standard	Board Recommendation

1.Election of directors named in this Proxy Statement	Plurality of the votes cast	FOR each nominee
2.Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of the votes cast	FOR

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of TriSalus Life Sciences, Inc. (sometimes referred to as the “Company” or “TriSalus”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete and return the enclosed proxy card or follow the instructions below to submit your proxy over the phone or through the internet.
We intend to first mail these proxy materials to all stockholders of record entitled to vote at the annual meeting on or about July 22, 2024.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the proxy card or voting instruction form to log in to https://www.cstproxy.com/trisaluslifesci/2024. If you are a stockholder of record, you will be asked to provide the control number from your proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:00 a.m. Central Time, and you should allow a reasonable time for the check-in procedures.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on June 26, 2024, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit https://www.cstproxy.com/trisaluslifesci/2024 and enter the Control Number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/ proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit https://www.cstproxy.com/trisaluslifesci/2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Where can we get technical assistance if we are having trouble accessing the meeting or during the Annual Meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
How do we ask questions from the management and the Board for the Annual Meeting?
Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting up to 15 minutes before and during the Annual Meeting through https://www.cstproxy.com/trisaluslifesci/2024. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through https://www.cstproxy.com/trisaluslifesci/2024.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on June 26, 2024, will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on June 26, 2024, your shares were registered directly in your name at TriSalus’s transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by using your mobile device, or vote by proxy through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on June 26, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are two matters scheduled for a vote:
•To elect the Board’s four nominees for director named as nominees in this Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation, or removal. (Proposal 1).
•To ratify the appointment by the Audit Committee of the Board of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. (Proposal 2).
What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote for all proxies in accordance with their best judgment. The proxy card provides the discretionary authority for them to do so.
How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy using the enclosed proxy card, or vote by proxy using your mobile device or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double-counted.

By Internet	By Mail	During the Meeting	By Mobile Device

You may vote your shares from any location in the world at www.cstproxyvote.com (you will need the control number printed on your proxy card)	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit https://www.cstproxy.com/trisaluslifesci/2024 (you will need the control number printed on your proxy registration confirmation email)	On your Smartphone/Tablet, open the QR Reader and scan the image on your proxy card (you will need the control number printed on your proxy card
Internet and mobile device voting facilities for stockholders of record will be available for 24 hours a day and will close at 11:59 p.m. Central Time on August 12, 2024.
If you are a stockholder of record and do not vote by completing your proxy card, by using your mobile device, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director and, “For” the ratification of the appointment by the Audit Committee of the Board of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instructions form with these proxy materials from that organization rather than from TriSalus. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your control number. Many brokers and other stockholders of record allow a beneficial owner to obtain their control number either online or by mail, and we recommend that you contact your broker, bank, or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Each share of common stock you owned as of June 26, 2024, is entitled to one vote, and each share of Series A preferred stock you owned as of June 26, 2024, is entitled to 1.07 votes.

If I am a stockholder of records and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by using your mobile device, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, and “For” the ratification of the appointment by the Audit Committee of the Board of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
TriSalus Life Sciences, Inc. will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for forwarding proxy materials to beneficial owners. In addition, we have hired Morrow Sodali, LLC to solicit proxies. We expect to pay Morrow Sodali, LLC a fee of $10,000 plus reasonable expenses for these services.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by using your mobile device or through the internet.
•You may send a timely written notice that you are revoking your proxy to TriSalus’s contact at 6272 W. 91st Ave., Westminster, CO 80031. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or mobile device or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Plurality of votes cast	FOR or WITHHOLD	No Effect	No Effect	FOR
2	Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	Majority of the votes cast	FOR, AGAINST or ABSTAIN	No Effect	No Effect	FOR
Who will count the vote?
Representatives of Continental Stock Transfer and Trust Co. will tabulate the votes and act as inspectors of election.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On June 26, 2024, the aggregate voting power of the outstanding shares entitled to vote at the Annual Meeting was 31,455,515 votes, which consists of 27,159,463 shares of common stock with one vote per share and 4,015,002 shares of Series A preferred stock with 1.07 votes per share.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.
How can I find out the voting results at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at https://www.cstproxy.com/trisaluslifesci/2024.

EXPLANATORY NOTE
TriSalus Life Sciences, Inc., a Delaware corporation (the "Company", "TriSalus", "we", "us"), formerly known as MedTech Acquisition Corp. (“MTAC”), was originally incorporated in the State of Delaware on September 11, 2020, as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more target businesses or entities. On August 10, 2023 (the “Closing Date”), we consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of November 11, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, the Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, and the Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023 (as amended, the “Merger Agreement”), by and between MTAC, MTAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MTAC (“Merger Sub”) and TriSalus Operating Life Sciences, Inc. (formerly known as TriSalus Life Sciences, Inc.), a Delaware corporation (“Legacy TriSalus”), whereby Merger Sub merged with and into Legacy TriSalus with the separate corporate existence of Merger Sub ceasing (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination”) and TriSalus Life Sciences, Inc. becoming the surviving company. The closing of the Business Combination is herein referred to as "the Closing." In connection with the consummation of the Merger, on August 10, 2023, Legacy TriSalus changed its name from TriSalus Life Sciences, Inc. to TriSalus Operating Life Sciences, Inc., and MTAC changed its name to TriSalus Life Sciences, Inc.
Unless the context indicates otherwise, references in this Proxy Statement to the “Company,” “TriSalus,” “we,” “us,” “our” and similar terms refer to TriSalus Life Sciences, Inc. (f/k/a MedTech Acquisition Corp.) and its consolidated subsidiaries (including Legacy TriSalus). References to “MTAC” refer to the predecessor company prior to the consummation of the Business Combination.

PROPOSAL 1:
ELECTION OF DIRECTORS
Under our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the "Bylaws"), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at this Annual Meeting, each Class II director has a term that expires at the Company’s 2025 annual meeting of stockholders and each Class III director has a term that expires at the Company’s 2026 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.
The board currently has 10 members. There are four directors in the class whose term of office expires at this Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the four incumbent directors listed below for election to the Board at the Annual Meeting. Three of the nominees were previously elected by our stockholders and one was appointed by the Board in May 2024 to fill a newly created position.
We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
Nominees for Election to the Board of Directors
Our Board of Directors
The biographies of each of our nominees for election to the Board as Class I directors, and all other directors, are set forth below, including the offices held, other business directorships, and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
All of the Company’s incumbent directors have been elected by our stockholders, other than Liselotte Hyveled, who was appointed by our Board on May 6, 2024. Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved Ms. Hyveled as a director nominee in recognition of her extensive experience in the healthcare industry and knowledge regarding the drug development process.

Director Biographies
Class I Director Nominees for Election at the Annual Meeting

SEAN MURPHY Chief Financial Officer, Director	Director Since: 2020 Age: 72	Committee Memberships: None

Mr. Murphy is our Chief Financial Officer and a member of our Board and, prior to the Business Combination, had served as the Chief Financial Officer of Legacy TriSalus since June 2022. He served as a director of Legacy TriSalus from August 2020 and served as the chairman of its audit committee from August 2020 through June 2022. Prior to joining Legacy TriSalus, Mr. Murphy was Executive Vice President at Malin PLC, a publicly listed company investing in life sciences companies, from April 2015 through June 2021. Mr. Murphy was a senior advisor at Evercore, an independent investment banking advisory firm, from August 2011 to June 2018.
Prior to that, he held numerous positions over a 30-year career with Abbott Laboratories, a multinational medical devices and health care company, culminating as Vice President of Business Development and Licensing. Mr. Murphy has had extensive Board experience as well. He currently serves on the boards of directors of Xenex Disinfection Services, Inc., a private company, and Prenosis, Inc. a private biotech company. In addition, Mr. Murphy previously served on the board of directors of Immucor and public company board of directors of Radius Health, where he sat on the audit committee, and Poseida Therapeutics, where he was a member of the compensation and governance committee. Mr. Murphy received his BBA in Finance and Accounting from Western Illinois University and his M.S. in Finance from University of Illinois. He is a Certified Public Accountant, State of Illinois.
We believe Mr. Murphy is qualified to serve on the Board based on his corporate finance experience and his previous experience on boards of directors.

KERRY HICKS Director	Director Since: 2021 Age: 64	Committee Memberships: Audit Committee Nominating and Corporate Governance Committee Chair

Mr. Hicks has been a member of our Board since August 2023. Mr. Hicks serves as Partner, Chief Executive Officer, and President of KMG Capital Partners LLC, a boutique healthcare venture capital company, since April 2012. He also currently serves as Executive Chairman of Circuit Clinical, an integrated research organization, and Co-Chairman and Partner of Breakout Investment Partners, LLC, a venture capital firm that focuses on investing in healthcare companies, both positions which he has held since 2016. He also currently serves on the board of directors of Caduceus Medical Holdings, Inc. Prior to joining KMG Capital Partners, Mr. Hicks served as Chief Executive Officer of Healthgrades, a healthcare information and services company, from 2000 to 2012, Chairman of Healthgrades from 2000 to 2010 and 2012 to 2013, and as President, Chief Executive Officer and Chairman of Specialty Care Network, a predecessor company to Healthgrades, from 1995 to 2000. Mr. Hicks has been a member of the board of directors of Legacy TriSalus since April 2021. Mr. Hicks received his B.S. degree in Management and his MBA in Business Administration from Colorado State University.
We believe Mr. Hicks is qualified to serve on the Board based on his extensive experience in the healthcare industry and knowledge regarding TriSalus and its products and operations.

ANIL SINGHAL Director	Director Since: 2021 Age: 72	Committee Memberships: Compensation Committee Science and Technology Committee

Dr. Singhal has been a member of our Board since August 2023. Dr. Singhal has served as the President and Chief Executive Officer of Trishula Therapeutics, a private biotechnology company, since January 2021. From May 2019 to September 2020, he served as President and Chief Executive Officer of Adicet Bio, a publicly-traded biotechnology company, and from September 2020 to February 2021, he served as an advisor to Adicet. Dr. Singhal also served as Vice President, Early Oncology Development, of AbbVie Inc., a publicly-traded pharmaceutical company, from January 2013 to March 2018. Dr. Singhal is a member of the American Association of Cancer Research, which he joined in 2005, and a member of the American Society of Clinical Oncology, which he joined in 2007. Dr. Singhal has been a member of the board of directors of Legacy TriSalus since 2018. Dr. Singhal received his B.Sc Honours degree in Biochemistry from Panjab University in India, his MBA in Business Administration from the University of Washington and his PhD in Biochemistry from Rutgers University.
We believe Dr. Singhal is qualified to serve on the Board based on his extensive experience cancer research and development and his extensive experience in the biotechnology and pharmaceutical industries.

LISELOTTE HYVELED Director	Director Since: 2024 Age: 58	Committee Memberships: Nominating and Corporate Governance Committee Science and Technology Committee

Ms. Hyveled has been a member of our Board since May 2024. She currently serves as the Chief Patient Officer (appointed February 2023) and Principal Vice President of Global Strategic Alliances and Innovative Projects (appointed August 2021) of Novo Nordisk A/S, a global healthcare company headquartered in Denmark. Prior to her current roles with Novo Nordisk, Ms. Hyveled has held roles of increasing responsibility since starting at Novo Nordisk in 1992. Her recent positions include Project Vice President, GLPl, CV and Outcomes, Global Development (April 2019 to August 2021) and Vice President and Senior Facilitator, Business Assurance (October 2017 to April 2019). Ms. Hyveled also serves as a member of the board of directors of Novo Nordisk since her appointment in 2022, including serving as a member of the Research and Development Committee. She also previously served as a member of the Novo Nordisk board of directors from 2014-2018, including as a member of the Nomination Committee. Outside of Novo Nordisk, Ms. Hyveled has been involved in a number of organizations within her community, including serving as chairperson for the Danish Disability Council from 2018 to 2022 and serving as an advisor to Nordic Mentor Network for Entrepreneurship since 2022. Ms. Hyveled received her MSc in Pharmacy, Master of Medical Business Strategies and Executive Board Leadership Masterclass from the University of Copenhagen, Denmark.
We believe that Ms. Hyveled is qualified to serve on our Board based on her extensive experience in the healthcare industry and knowledge regarding the drug development process.

Class II Directors Continuing in Office Until the 2025 Annual Meeting

ANDREW C. VON ESCHENBACH Director	Director Since: 2023 Age: 82	Committee Memberships: Nominating and Corporate Governance Committee Science and Technology Committee Chair

Dr. von Eschenbach has been a member of our Board since August 2023. Dr. von Eschenbach is the President and Founder at Samaritan Health Initiatives, a health care policy consultancy, a role which he has held since 2010. He is also an Adjunct Professor at the University of Texas M.D. Anderson Cancer Center (“MDACC”), a position he has held since 2009. Dr. von Eschenbach holds advisory roles as the Senior Advisor at Target RWE, a biotechnology company, since September 2020, and Medical Advisor at Datavant, a health information technology company, since January 2020. From October 2017 to June 2019, Dr. von Eschenbach served as Chief Medical Advisor at Malin Corporation PLC, a life sciences company. From 2009 to 2021, he worked on the International Advisory Council of Chugai Pharmaceutical Co., Ltd., a Japanese drug manufacturer. From 2012 to 2016, Dr. von Eschenbach was a Senior Fellow and Director of the FDA Project at the Manhattan Institute, a think tank. From 2009 to 2018, he served on the GE Healthymagination Advisory Board, a GE Healthcare initiative to provide better healthcare for more people around the world. From 2012 to 2016, he served as a global council member of Eli Lilly and Company, PACE, a global collaboration that encourages public policies and healthcare decisions that speed the development of new medicines. From September 2005 to January 2009, Dr. von Eschenbach served as Commissioner of the FDA. Previously, Dr. von Eschenbach served as Director of the National Cancer Institute at the National Institutes of Health from January 2002 to June 2006. As a researcher, clinician and administrator, Dr. von Eschenbach served in a variety of roles at MDACC, including as Director, Genitourinary Cancer Center, Vice President for Academic Affairs, and Executive Vice President and Chief Academic Officer. Dr. von Eschenbach currently serves on the board of directors of Bausch and Lomb Corporation and WaveBreak Therapeutics. In recent years, Dr. von Eschenbach also previously served on the board of directors of Bausch Health Companies, Radius Health, Inc., Banyan Biomarkers, COTA, Histosonics, Innocrin Pharmaceuticals, and Viamet Pharmaceuticals.
Dr. von Eschenbach is qualified to serve on the Board based on his extensive experience in the pharmaceutical and healthcare industries as well as his service as Commissioner of the FDA.

MAT WALSTRÖM Chairman of the Board	Director Since: 2017 Age: 69	Committee Memberships: Nominating and Corporate Governance Committee

Mats Wahlström has served as Chairman of the board of directors since August 2023. He also served as chairman of the board of directors of Legacy TriSalus from January 2017 until August 2023. Mats has also served as the Co-Chairman of HW Investment Partners, LLC since July 2016 and as Partner and Executive Chairman of KMG Capital Partners, LLC since April 2012, both investment funds focused on investments in the healthcare industry.
In addition, Mr. Wahlström has served as the Chairman of the board of directors of Triomed AB since October 2016, as the lead independent director of Coherus Biosciences, Inc., a public biotech company, since January 2012 and as Chairman of Caduceus Medical Holdings, Inc. since August 2010. Mr. Wahlström has served on the boards of directors of Alteco Medical AB since October 2012, Circuit Clinical Solutions, Inc. since July 2016. He served as a director of Health Grades, Inc. a Nasdaq-listed healthcare ratings company, from March 2009 through its sale to a private equity firm in October 2010, as a director of Getinge AB, a Swedish Stock Exchange-listed medical device company, from March 2012 to March 2017, and as a director of Zynex Inc. an over- the-counter medical device manufacturer, from October 2010 through January 2014. From January 2004 to December 2009, Mr. Wahlström served as co-CEO of Fresenius Medical Care North America and a member of the management board at Fresenius Medical Care AG & Co. KGaA. From November 2002 to December 2009, Mr. Wahlström served as President and Chief Executive Officer of Fresenius Medical Services. Prior to that, Mr. Wahlström held various positions at Gambro AB from January 1983 to February 2000, including President of Gambro North America and Chief Executive Officer of Gambro Healthcare Inc. as well as Chief Financial Officer of the Gambro Group. Mr. Wahlström has a B.S. degree in Economics and Business Administration from the University of Lund, Sweden.

We believe Mr. Wahlström is qualified to serve on the Board based on his extensive management and director experience in the life sciences and healthcare sectors

DAVID J. MATLIN Director	Director Since: 2023 Age: 63	Committee Memberships: Audit Committee Chair Nominating and Corporate Governance Committee

Mr. Matlin has been a member of our Board since August 2023. Mr. Matlin previously served as the Chief Financial Officer of MTAC, where he was also a director since September 2020. Mr. Matlin was also the co-founder and Chief Executive Officer of MatlinPatterson Global Advisers LLC (“MatlinPatterson”), a distressed securities investment manager, which he co-founded in July 2002, through 2021. Mr. Matlin was also Chief Executive Officer of MatlinPatterson Asset Management L.P. and its operating joint venture affiliates that managed non- distressed credit strategies, from 2015 to 2018. In 2017, MatlinPatterson began winding down its investment activities and its various funds began to return the investment proceeds to their respective investors. In conjunction with this wind-down process and to protect their investors from foreign litigation, two of the MatlinPatterson funds (Matlin Global Opportunities Partners II L.P. and Matlin Global Opportunities Partners (Cayman) II L.P.) that had been unable to settle foreign litigation, filed, along with MatlinPatterson, voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in July 2021.
Prior to forming MatlinPatterson, Mr. Matlin was a Managing Director at Credit Suisse, and headed their Global Distressed Securities Group upon its inception in 1994. Mr. Matlin was also a Managing Director and a founding partner of Merrion Group, L.P., an investment advisory firm, from 1988 to 1994. He began his career as a securities analyst at Halcyon Investments from 1986 to 1988. Until its November 2022 sale, Mr. Matlin also served on the board of directors of US Well Services Inc. (Nasdaq: USWS) (formerly Matlin & Partners Acquisition Corporation) and was Chief Executive Officer and Chairman of the company prior to its business combination with US Well Services LLC. He also serves on the boards of directors of Dermasensor, Inc. and Pristine Surgical LLC, which are medical device manufacturers. Mr. Matlin has served on the board of directors of Clene, Inc. (Nasdaq: CLNN), a biopharmaceutical manufacturer, since December 2020, and has served as the Chairman of its Board of Directors since May 2021. Since 2021 he also serves on the Board of Directors of Empyrean Neuroscience, a private biotechnology company.
Previously, he served on the board of directors of Flagstar Bank FSB, a federally charted savings bank, and Flagstar Bancorp, Inc. (NYSE: FBC), a savings and loan holding company from 2009 to May 2021, CalAtlantic Group, Inc. (NYSE: CAA), a U.S. homebuilder, from 2009 to 2018, Global Aviation Holdings, Inc., an air charter company, from 2006 to 2012, and Huntsman Corporation (NYSE: HUN), a U.S. chemicals manufacturer, between 2005 and 2007 and Orthosensor, Inc. until the sale of the company to Stryker Corporation in December 2020. Mr. Matlin holds a JD degree from the Law School of the University of California at Los Angeles and a BS in Economics from the Wharton School of the University of Pennsylvania.
We believe Mr. Matlin is qualified to serve on the Board based on his significant public company board experience.

Class III Directors Continuing in Office Until the 2026 Annual Meeting

	Director Since: 2018 Age: 61	Committee Memberships: None

Ms. Szela is our Chief Executive Officer and President and a member of our Board and, prior to the Business Combination, had served as the Chief Executive Officer and a director of Legacy TriSalus since January 2018. Prior to joining Legacy TriSalus, Ms. Szela was CEO of Novelion Therapeutics, a biopharmaceutical company, from January 2016 through November 2017 where she led the company through regulatory compliance and legal difficulties to a successful merger and expansion. Prior to that, Ms. Szela served as CEO of Melinta Therapeutics, a biopharmaceutical company, from August 2013 through August 2015. From 1987 to 2012, Ms. Szela held progressive leadership roles with Abbott Laboratories, a multinational medical devices and health care company, including Vice President, U.S. Commercial Operations, President of U.S. Pharmaceuticals, and culminating as Senior Vice President of Global Strategic Market and Services. In addition to her executive experience, Ms. Szela currently sits on the boards of directors of Kura Oncology, a public company, Omega Therapeutics, a public company, and Sail Biomedicines, a private company. She also previously sat on the board of directors of Prometheus Biosciences from 2021 until 2023, Alimera Sciences from 2018 until 2021, Coherus Biosciences from 2014 until 2021, and Macrolide Pharmaceuticals from 2018 until 2019. Ms. Szela received both her B.S. in Nursing and her MBA from the University of Illinois at Chicago.
We believe Ms. Szela is qualified to serve on the Board based on her substantial business, leadership and management experience in the biotechnology sector.

MARY SZELA Chief Executive Officer, President and Director

	Director Since: 2023 Age: 43	Committee Memberships: Compensation Committee Science and Technology Committee

Dr. Desai has been a member of our Board since August 2023. Dr. Desai has served as the Chief Strategic Innovation Officer at Insightec, a medical device company, from 2018 to 2023. From 2016 to 2018, he served as the Global Vice President and Chief Operating Officer of Johnson & Johnson Innovation, a company that collaborates with innovators to incorporate science into healthcare solutions. Additionally, Dr. Desai is the chairman of the board of directors of Obvius Robotics, Inc., a private medtech company. He also currently serves on the board of directors of Tympa Health Technologies Ltd, a medical device company, Pathology Watch, a private laboratory company, Empyrean Neuroscience, a private company, Openwater Software, Inc., a private SaaS company, and Wespe, a private medical device company. Dr. Desai received his B.S. degree in Economics from the University of Oklahoma and his M.D. from the University of Miami. He also completed his residency and advanced training in Anesthesiology at Stanford University.
We believe Dr. Desai is qualified to serve on the Board based on his extensive experience in the biotech industry.

ARJUN “J.J.” DESAI Director

	Director Since: 2023 Age: 65	Committee Memberships: Audit Committee Compensation Committee Chair

Mr. Martin has been a member of our Board since August 2023. Mr. Martin currently serves as Chairman of Transition Bio, Inc., a molecular condensates discovery company, a role which he has held since 2020, and as Vice Chairman of Ride Therapeutics, Inc., a molecular logistics company, a role which he has held since 2022. He also serves as Chairman of WaveBreak (formerly Wren Therapeutics, Inc.), a company that utilizes physical science and kinetics to create therapeutic solutions for protein misfolding diseases, since 2018. Mr. Martin previously served as a Director and Chief Executive Officer of Radius Health, Inc., a bone and women’s health company, from 2020 to 2022. Prior to that, Mr. Martin served as Director and Chief Executive Officer of Novan, Inc., a development-stage dermatology company, from 2018 to 2020. Prior to joining Novan, Inc., Mr. Martin was the Founder and Chief Executive Officer of Malin Corporation PLC, a life sciences investment company, from 2015 to 2017. Mr. Martin also served as Chief Executive Officer of Elan Corporation plc, an Ireland-based neurodegeneration research and development company, from 2003 to 2013. Mr. Martin’s business career started in finance and capital markets, having spent 21 years at Merrill Lynch & Co. Inc. At the time of his departure from Merrill Lynch in 2002, he was a member of the company’s Executive Operating Committee and his tenure included leadership oversight of four global divisions (debt markets, international equities, Information Technology, and International Private Banking). While at Merrill Lynch, Mr. Martin served multi- year assignments in both Tokyo and London. He previously served on the boards of directors of Questcor Pharmaceuticals, Immunocore Holdings, plc, and Kymab Ltd. Mr. Martin received his B.A. in Politics from Princeton University.
We believe Mr. Martin is qualified to serve on the Board based on his extensive executive experience in the biopharmaceutical industry.

GEORGE KELLY MARTIN Director

The Board of Directors and Certain Governance Matters
Director Nomination Process and Qualifications
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to our strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.
In assessing potential candidates, our Board and our Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.
Nominations by Stockholders
Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which our Nominating and Corporate Governance Committee evaluates any other director candidate.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the Securities and Exchange Commission (“SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company at 6272 W 91st Avenue, Westminster, CO 80031; such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws.
Board Diversity
While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background, and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom.
As of our record date, 40% of our directors self-identify as women or racially or ethnically diverse individuals. We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.
Below is our Nasdaq Board Diversity Matrix for fiscal year 2024. The following Board Diversity Matrix sets forth certain self-identified personal demographic characteristics of our directors.

Board Diversity Matrix
As of June 26, 2024

Board Diversity Matrix
Total Number of Directors	10
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.
Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Mats Wahlström, Andrew C. Eschenbach, David J. Matlin, George Kelly Martin, Arjun “JJ” Desai, Anil Singhal, Kerry Hicks and Liselotte Hyveled are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that David J. Matlin, George Kelly Martin and Kerry Hicks are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that Arjun Desai, George Kelly Martin and Anil Singhal are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. In making these determinations, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.

Board Leadership Structure
Our Board maintains the flexibility to determine whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.
Our Board is led by Matt Wahlström, an independent, non-executive Chair. Our Board believes that it is in the best interests of the Company and its stockholders for Matt Wahlström to continue to serve as Chair of the Board. Mr. Wahlström possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. Wahlström’s responsibility is to ensure that our Board functions properly and to work with our President and CEO to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Wahlström provides independent leadership, he also works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Board’s Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board
•Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk
•Integrity, ethics, and compliance with its Business Code of Ethics and Conduct
•General strategic and commercial risks
•M&A transactions, including execution and integration, and the M&A competitive landscape
•Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee
•Oversee and coordinate with the Company’s internal and external auditors
•Accounting, controls and financial disclosure
•Cybersecurity risk, including our information security framework, threat assessment, response readiness and training efforts
•Tax and liquidity management

Compensation Committee	•Compensation structure and programs •CEO succession planning •DE&I initiatives •Recruitment and retention of talent •Workplace culture •Workplace health, safety and well-being

Nominating and Corporate Governance Committee	•Governance structures and processes •Board organization, independence and structure •Board succession and effectiveness •Oversee the Company's environmental, social, and governance ("ESG")
Science and Technology Committee
•Monitoring science and technology trends
•Oversee research and development strategy and investments
•Assess quality and expertise of medical and scientific talent
•Intellectual property protection and development strategies

Board and Committee Meetings and Attendance
Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2023, the Board met six times. The Audit Committee held seven meetings, and the Compensation Committee held three meetings. The Nominating and Corporate Governance Committee and the Science and Technology Committee did not hold any meetings in 2023. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).
Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.
Board Committees
Our Board has established four standing committees—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Science and Technology Committee charters are posted on the “Governance” section under Investors of our website located at https://investors.trisaluslifesci.com/governance/governance-overview.

AUDIT COMMITTEE

Primary Responsibilities	Current Committee Members

The functions of this committee include, among other things:
•evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
•reviewing the Company’s financial reporting processes and disclosure controls;
•reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures, including reviewing, with the independent auditors, management’s plans with respect to the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, and reviewing and approving the Company’s head of internal audit (if established);
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;
•obtaining and reviewing at least annually (if required by applicable stock exchange listing requirements) or as otherwise determined, a report by the Company’s independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or any inquiry or investigation by governmental or professional authorities;
•monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;
•at least annually, reviewing relationships that may reasonably be thought to bear on the independence of the committee, receiving and reviewing a letter from the independent auditor affirming their independence, discussing the potential effects of any such relationship, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;
•reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and discussing the statements and reports with the Company’s independent auditors and management;
•reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls and critical accounting policies;
•reviewing with management and the Company’s independent auditors any earnings announcements, disclosures and other financial information and guidance;
David J. Matlin, (Chair) George Kelly Martin Kerry Hicks

•establishing procedures for the review, retention and investigation of complaints received by the Company regarding financial controls, accounting, auditing or other matters;
•preparing the report that the SEC requires in the Company’s annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s code of business conduct and ethics;
•reviewing and discussing with management risks related to data privacy, technology and information security, including cybersecurity, back-up of information systems, and policies and procedures that the Company has in place to monitor and control such exposures;

•reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•reviewing any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•reviewing with management and the independent auditors any disagreement between them regarding financial reporting, accounting practices or policies, or other matters, that individually or in the aggregate could be significant to the Company’s financial statements or the independent auditor’s report, reviewing management’s response, and resolving any other conflicts or disagreements regarding financial reporting;
•considering and reviewing with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies;
•reviewing with management legal and regulatory compliance and any material current, pending or threatened legal matters; and
•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.
Financial Expertise and Independence
The Board has determined that each of the members of the audit committee satisfy the independence requirements of Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Mr. Matlin serves as the chair of the audit committee. The Board has determined that Mr. Matlin qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Board considered Mr. Matlin’s formal education and previous experience in financial roles.
Both the Company’s independent registered public accounting firm and management periodically meet privately with the Company’s audit committee.

COMPENSATION COMMITTEE

Primary Responsibilities	Current Committee Members

The functions of the committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the Company’s overall compensation strategy and policies;
•reviewing and approving annually the compensation and other terms of employment of the Company’s executive officers and other members of senior management, in the compensation committee’s discretion;
•reviewing and approving the type and amount of compensation to be paid or awarded to the Company’s non-employee board members;
•administering the Company’s equity incentive plans and other benefit plans;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements with the Company’s executive officers and other members of senior management, in the compensation committee’s discretion;
•reviewing and establishing appropriate insurance coverage for the Company’s directors and officers;
•reviewing and discussing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Company’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation that the SEC requires in the Company’s annual proxy statement;
•reviewing the Company’s practices and policies for employee compensation as related to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on the Company;
•establishing and monitoring stock ownership guidelines for directors and executive officers of the Company, if and as determined to be necessary or appropriate;
•providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of stockholders;
•reviewing and discussing with management, if appropriate, the independence of and any conflicts of interest raised by the work of a compensation consultant, outside legal counsel, or advisor hired by the compensation committee or management and how such conflict is being addressed for disclosure in the appropriate filing or report;
•annually reviewing and discussing with management the Company’s human capital management practices with respect to its employees and, where applicable, independent contractors;
•approving and modifying, as needed, clawback policies allowing the Company to recoup improper compensation paid to employees; and
.
George Kelly Martin (Chair) Arjun "J.J" Desai Anil Singhal

•reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Board
Independence
All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Current Committee Members

The functions of this committee include, among other things:
•determining the qualifications, qualities, skills and other expertise required to be a director of the Company, and developing and recommending to the Board for approval criteria to be considered in selecting nominees for director;
•identifying, reviewing and making recommendations of candidates to serve on the Board, including incumbent directors for reelection;
•evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;
•periodically reviewing and making recommendations to the Board regarding the Company’s process for stockholder communications with the Board, and making such recommendations to the Board with respect thereto;
•evaluating nominations by stockholders of candidates for election to the Board;
•evaluating the structure and organization of the Board and its committees and making recommendations to the Board for approvals;
•considering possible conflicts of interest of officers and directors as set forth in the Company’s code of business conduct and ethics;
•considering possible conflicts of interest of officers and directors as set forth in the Company’s code of business conduct and ethics;
•reviewing and considering environmental, social responsibility and sustainability and governance matters as it determines appropriate and making recommendations to the Board regarding, or taking action with respect to, such matters;
•periodically reviewing the Company’s corporate governance guidelines and code of business conduct and ethics and recommending to the Board any changes to such policies and principles;
•developing and periodically reviewing with the Company’s Chief Executive Officer the plans for succession for the Company’s Chief Executive Officer and other executive officers, as it sees fit, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

•considering the Board’s leadership structure, including the separation of the roles of chairperson of the Board and the Chief Executive Officer and/or the appointment of a lead independent director;
•periodically reviewing the processes and procedures used by the Company to provide information to the Board and its committees and the scope of such information and making recommendations to the Board and management for improvement as appropriate; and
•reviewing periodically the nominating and corporate governance committee charter and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.
Independence
All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.
Kerry Hicks (Chair) Mats Wahlström David J. Matlin Andrew von Eschenbach Liselotte Hyveled

SCIENCE AND TECHNOLOGY COMMITTEE

Primary Responsibilities	Current Committee Members

The functions of the committee include, among other things:
•reviewing, evaluating and advising the Board and management on matters relating to the overall strategy, direction, and effectiveness of the Company’s research and development strategy and related investments and on the Company’s progress in achieving its long-term strategic research and development goals and objectives;
•reviewing the Company’s planned or ongoing research activities and plans;
•evaluating and monitoring, on its own or in conjunction with external experts engaged by the committee, plans as well as individual project progress and performance of the Company’s research and development pipeline;
•evaluating and advising the Board and management on the opportunities and risks associated with the products, programs and technologies in which the Company is, or is considering, investing its research and development efforts;
•providing the Board with strategic advice on emerging regulatory, clinical and scientific issues that are relevant to the Company and in alignment with the Company’s strategy and on areas that are important to the success of the Company’s R&D activities;
•assess and advise the Board, from time to time, on the committee’s view of the overall quality and expertise of medical and scientific talent in the Company’s R&D organization; and
•assisting the Board in understanding the Company’s intellectual property position in connection with the foregoing and otherwise.

Andrew von Eschenbach (Chair) Anil Singhal Arun “J.J.” Desai Liselotte Hyveled
Committee Charters and Corporate Governance Guidelines
Complete copies of our Corporate Governance Guidelines and committee charters are posted on the “Governance” section under Investors of our website located at https://investors.trisaluslifesci.com/governance/governance-overview.

Executive Sessions
Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.

Family Relationships
There are no family relationships among any of the Company’s directors and executive officers.

Board’s Oversight of Strategy
Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, customer and supplier trends, and competitive developments. This also includes aspects of our ESG initiatives that relate to our strategy. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our senior Director of Staff Operations, who performs the function of Chief Information Security Officer on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Communications with the Board
Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, Nominating and Corporate Governance, or Science and Technology Committees, or to the non-management or independent directors, by sending a written communication to the attention of the Company’s Corporate Secretary by mail at 6272 W. 91st Ave., Westminster, CO 80031.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer, VP & Corporate Controller and other senior financial officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on several topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is posted in the “Governance” section under Investors of our website located at https://investors.trisaluslifesci.com/governance/governance-overview. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Hedging Policy
Under our Insider Trading Policy, our directors, executive officers, employees and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock. Additionally, directors, executive officers, employees, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On April 12, 2024, the Audit Committee of the Board approved the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024, in place of KPMG, LLP. KPMG, LLP was dismissed as of April 12, 2024. The decision to change our accounting firm was authorized by the Audit Committee.

KPMG’s audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2023 and 2022, included in the Form 10-K filed with the SEC on April 11, 2024, states “the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and needs to raise additional equity or debt to fund its operations. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” Other than the foregoing, KPMG’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as auditing scope or accounting principles.

In connection with the Company’s audits for the fiscal years ended December 31, 2023 and 2022, and in the subsequent period before KPMG’s dismissal on April 12, 2024, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused KPMG to report the disagreement if it had not been resolved to the satisfaction of KPMG.

During the fiscal years ended December 31, 2023, 2022 and 2021, and any subsequent interim period before the Company’s engagement of Grant Thornton, the Company did not consult with Grant Thornton regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

KPMG’s letter to the SEC stating its agreement with the statements in the three foregoing paragraphs was filed as an exhibit to the Company’s Current Report on Form 8-K dated April 16, 2024.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Grant Thornton, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Neither KPMG nor Grant Thornton will be available at the Annual Meeting.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to TriSalus Life Sciences, Inc. for the fiscal years ended December 31, 2023 and 2022, by KPMG, LLP, our principal accountant.

	Fiscal Year Ended
	2023	2022
	(in thousands)
Audit Fees(1)	$2,407,078	$590,254
Audit-Related Fees	—	—
Tax Fees(2)	67,643	55,750
All Other Fees	—	—

Total Fees	$2,474,721	$646,004
___________________________________________________________________________________________________
(1)“Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements as well as other financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering, the audited financial statements presented in our Annual Report on Form 10-K, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for fiscal years for 2023 and 2022.
(2)“Tax Fees” consist of the aggregate fees billed by KPMG for tax services for the fiscal years ended December 31, 2023 and 2022.
*All fees incurred subsequent to the closing of the Business Combination in August 2023 were pre-approved by our Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
.
Audit Committee Report
The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.
The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. The management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2023, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

THE AUDIT COMMITTEE
David J. Matlin, (Chair)
George Kelly Martin
Kerry Hicks

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position(s)
Executive Officers
Mary Szela	61	Chief Executive Officer, President; Director
Sean Murphy	72	Chief Financial Officer; Director
Dr. Steven Katz	49	Chief Medical Officer
James Young	62	Senior Vice President – Investor Relations and Treasurer
Bryan Cox	62	Chief of Research
Jennifer Stevens	63	Chief Regulatory Officer
Richard Marshak	65	Senior Vice President, Corporate Development, Strategy, & Marketing
Jodi Devlin	62	President, Commercial Operations
_______________
Executive Officers
Mary Szela. Biographical information regarding Ms. Szela is set forth under “Proposal 1: Election of Directors.”

Sean Murphy. Biographical information regarding Mr. Murphy is set forth under “Proposal 1: Election of Directors.”

Steven Katz. Dr. Steven Katz is our Chief Medical Officer and, prior to the Business Combination, had served as Chief Medical Officer of Legacy TriSalus since September 2020 and is Chairman of the Scientific Advisory Board, which includes leadership of our Translational Immunotherapy Laboratory. Previously, Dr. Katz served as an advisor to Legacy TriSalus from June 2014 to August 2020, and Chief Medical Advisor from January 2019 to August 2020. Since 2016, Dr. Katz also has served as a consultant for several companies developing cell therapies for solid tumors. In Dr. Katz’s academic work, he is an Associate Professor of Surgery at Brown University and has been with Brown Surgical Associates in a part-time role since February 2022. From 2009 to 2021, Dr. Katz led the creation of a solid tumor immunotherapy program at CharterCare Health Partners, serving as the Director of the Office of Therapeutic Development and Complex Surgical Oncology Program Director during that time. While at CharterCare, he led a translational immunotherapy laboratory focused on immunosuppression and immunotherapy development, while serving as principal investigator for multiple immunotherapy trials which integrated novel delivery approaches. Dr. Katz received his B.A. in Government & Biochemistry from Wesleyan University and his M.D. from New York University, followed by completion of a general surgery residency at New York University. He completed Immunology Research and Surgical Oncology fellowships at the Memorial Sloan-Kettering Cancer Center.

James Young. James Young has served as the Senior Vice President – Investor Relations and Treasurer of TriSalus since August 2023. Previously, James served as President of J Young Consulting LLC, where he served as an Interim CFO and also provided finance organization optimization services for small to medium sized companies, primarily in the life sciences industry. Prior to that, he held numerous progressive financial leadership roles during a 33 year career at Abbott Laboratories, including Divisional Vice President and Controller of the Diagnostics Division and Divisional Vice President and Controller of the Established Pharmaceutical Division, located in Basel, Switzerland. James also served as the Vice President and Chief Ethics and Compliance Officer for Abbott from 2015 to 2021. Prior to his time at Abbott, he was a Senior Auditor at Ernst and Whinney. James received his BBA in Accounting from St. Norbert College and is a Certified Public Accountant, State of Wisconsin.

Bryan Cox. Dr. Bryan Cox is our Chief of Research and, prior to the Business Combination, had served as Chief of Research of Legacy TriSalus since June 2020. Dr. Cox has also served as the Chief Executive Officer of Nephraegis Therapeutics, a biotechnology company, since November 2018. Prior to joining Legacy TriSalus, Dr. Cox served as a consultant for CoPharm Global Consulting, a boutique consultancy that focuses on providing guidance for biotechnology companies, from May 2013 to June 2020. Prior to that, Dr. Cox served as the Director of Integrative Pharmacology for Abbott Laboratories, a multinational medical devices and health care company, from 1996 to 2013. Dr. Cox has served on the board of directors for Nephraegis Therapeutics since November 2018. Dr. Cox received his B.S. in Biological Sciences from North Carolina State and his Ph.D. in Pharmacology from the University of Iowa.

Jennifer Stevens. Jennifer Stevens is our Chief Regulatory Officer and also serves as our Head of Quality for Devices and Drugs. Prior to the Business Combination, she had served as Chief Regulatory Officer of Legacy TriSalus since March 2022. Previously, Ms. Stevens served as Legacy TriSalus’ Senior Vice President of Regulatory Affairs from March 2021 to March 2022. Prior to joining of Legacy TriSalus, Ms. Stevens held several progressive leadership roles with EMD Serono Inc., a division of Merck KGaA focused on biopharmaceuticals, from January 2013 through March 2021, including as Acting Head of US Oncology Hub — Regulatory Affairs. Previously, Ms. Stevens was Regulatory Counsel for the U.S. Food and Drug Administration from July 2008 to December 2012. Earlier in her career, Ms. Stevens was a practicing attorney at several global law firms, achieving partnership at Kirkland & Ellis LLP. Ms. Stevens received her B.A. in Political Sciences from the University of Illinois and her J.D. from George Washington University.

Richard Marshak, VMD. Dr. Richard Marshak is our Senior Vice President, Corporate Development, Strategy, and Marketing and, prior to the Business Combination, had served as Senior Vice President, Corporate Development and Strategy of Legacy TriSalus since June 2022. Prior to joining Legacy TriSalus, Dr. Marshak was Managing Principal of LF Consulting, a consulting firm for biotechnology companies, from June 2013 to June 2022. Dr. Marshak also co- founded Nephraegis Therapeutics, a biotechnology company, in September 2018 and serves as its Chief Business Officer as well as board member. Previously, Dr. Marshak served as the Chief Executive Officer of Mount Tam Biotechnologies from May 2016 to October 2019. Prior to these roles, Dr. Marshak held several progressive leadership roles in Abbott Laboratories, a multinational medical devices and health care company, from 1999 to 2013, culminating as the Head of Global Strategic Pricing. Dr. Marshak has served on the board of directors of Nephraegis Therapeutics since August 2018 and Torcept Therapeutics since 2019. He previously served on the board of Mount Tam Biotechnologies from May 2016 to October 2019. Dr. Marshak received his B.A. in Psychology and VMD in Veterinary Medicine from the University of Pennsylvania, and his MBA from the University of Chicago

Jodi Devlin. Jodi Devlin is our President, Commercial Operations and joined our team in August 2023 as President, Therapeutics. She has more than 30 years in the biotech and pharmaceutical industry. Previously, Ms. Devlin served as CEO of AltaThera Pharmaceuticals, a specialized, hospital pharmaceutical company from May 2018 to December 2022. Ms. Devlin also spent 21 years at Abbott where she held leadership roles in pipeline planning, global launches, and management of numerous commercial organizations. Ms. Devlin also serves as Chairman of the board of directors of Fitabeo Therapeutics, a private company. Before her time in the biotech industry, she worked as a hospital nurse in New York and Missouri. Ms. Devlin received her B.S. in Nursing from University of Oklahoma and her MBA from Washington University, Olin School of Business.

Each executive officer serves at the discretion of the Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier death, resignation or removal.

EXECUTIVE COMPENSATION
As used in this section, “TriSalus” refers to Legacy TriSalus prior to the closing of the Business Combination and TriSalus after the closing of the Business Combination. Upon the closing of the Business Combination, the executive officers of Legacy TriSalus became executive officers of TriSalus.

Throughout this section, unless otherwise noted, “we,” “us,” “our,” “the Company” and similar terms refer to TriSalus and its subsidiaries prior to the Closing, and to TriSalus and its subsidiaries after the Business Combination. Unless otherwise stated, references to share numbers and exercise prices are reflected after giving effect to the Business Combination. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.

For the fiscal year ended December 31, 2023, TriSalus’ named executive officers (“NEOs”) were:

1.Mary Szela, Chief Executive Officer and President;

2.Sean Murphy, Chief Financial Officer; and

3.Dr. Steven Katz, Chief Medical Officer.

As required by SEC rules, our NEOs also include the Christopher Dewey who was the former chief executive officer of MTAC until the closing of the Business Combination. Mr. Dewey did not receive any employee compensation during the fiscal year ended December 31, 2023, and, as a result, this section titled “Executive Compensation” is focused on the compensation of our current NEOs.

Summary Compensation Table
The following table sets forth information concerning the compensation of Trisalus' NEO for the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Mary Szela CEO and President	2023	$518,077	$378,772	$1,433,387	$340,819	$21,775	$2,692,830
	2022	$463,630	$—	$52,841	$123,750	$1,680	$641,901
Sean Murphy Chief Financial Officer	2023	$471,539	$171,433	$593,066	$156,158	$1,050	$1,393,246
	2022	$207,462	$—	$122,066	$—	$69	$329,597
Steven Katz, M.D. Chief Medical Officer	2023	$486,769	$171,433	$591,684	$342,461	$20,658	$1,613,005
	2022	$468,197	$—	$85,720	$227,850	$17,379	$799,146
___________________
(1)Salary amounts represent actual amounts earned during applicable fiscal year. See “Narrative Disclosure to Summary Compensation Table -
Base Salaries” below.
(2)This column reflects the aggregate grant date fair value of the stock and option awards granted during the applicable fiscal year computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements included elsewhere in this Prospectus/Offer to Exchange. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)See “Narrative Disclosure to Summary Compensation Table - Non-Equity Incentive Plan Compensation” below for a description of the material terms of the non-equity incentive plans for the fiscal years 2022 and 2023.

Narrative Disclosure to Summary Compensation Table
Base Salary
Our NEOs receive an annual base salary to compensate them for the services they provide to the Company. The annual base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
As of December 31, 2023, Ms. Szela, Mr. Murphy, and Dr. Katz had annual base salaries of $600,000, $530,000, and $515,000, respectively.
Prior to the Business Combination, Ms. Szela, Mr. Murphy, and Dr. Katz had annual base salaries of $466,875, $435,000, and $469,124, respectively. Post-Business Combination salary adjustments were approved in connection with the transition from operating a private corporation to a publicly-traded corporation. These salary adjustments were effective beginning as of August 10, 2023, and were not retroactive to any period prior to such date.
Bonuses
TriSalus has at times provided, and may in the future provide, cash bonuses to certain members of its executive team on an ad hoc basis as deemed appropriate, in the form of spot bonuses or for the achievement of certain milestones or as individually negotiated in a NEO’s employment agreement or offer letter.
Non-Equity Incentive Plan Compensation
We develop a performance-based cash bonus program annually. Under the 2023 program, each NEO was eligible to be considered for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of base salary pursuant to their respective employment agreements, which are described in “Employment Arrangements with Executive Officers” below and (2) the percentage attainment of 2023 corporate goals established by TriSalus’ Board in its sole discretion and communicated to each officer. Each NEO is assigned a maximum target performance bonus expressed as a percentage of their base salary, which for 2023 was 55% for Ms. Szela, and 50% for each of Mr. Murphy and Dr. Katz.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of our executive officers with our stockholders. TriSalus has historically granted both incentive stock options and nonstatutory stock options to executive officers. We have used options as an incentive for long-term compensation to our executive officers because these grants allow our executive officers to realize value from this form of equity compensation only if the value of the underlying equity securities increase relative to the option’s exercise price, which exercise price is set at the fair market value of the underlying equity securities on the grant date. In 2023, we also began to grant restricted stock units (“RSUs”) to executive officers. Some RSUs granted have contained both a performance and time-based requirement for vesting. We have used this approach to align the interests of our stockholder with the interests of our executive officers, which incentives performance and retention while providing more tangible equity compensation compared to options. We believe that equity awards are an important retention tool for our executive officers, as well as for our other employees. We grant equity awards broadly to our employees, including to our non-executive employees. The Board is responsible for approving equity grants.
We currently maintain the 2023 Equity Incentive Plan (“2023 Plan”), which our Board and stockholders approved in connection with the Business Combination for purposes of granting equity-based incentive awards to our employees and consultants, including our NEOs. See “— 2023 Equity Incentive Plan” below for further information. Prior to the Business Combination, TriSalus granted equity incentive awards under the 2009 Amended and Restated Equity Incentive Plan (the “2009 Plan”). The 2009 Plan will not be used following the Business Combination. See “— 2009 Equity Incentive Plan” below for further information.
On May 19, 2023, TriSalus granted options to Ms. Szela, Mr. Murphy, and Dr. Katz to purchase 58,409, 31,287, and 31,040 shares of our common stock, respectively, at an exercise price of $10.30 per share. The options must satisfy both time-based and performance-based requirements in order to vest. The time-based requirement is satisfied as follows: one fourth (1/4th) of the total number of options will satisfy time-based requirement on the vesting start date, which is May 19, 2023, and one forty-eighth (1/48th) of the total number of options will satisfy the time-based requirement each month thereafter over the following three years. Ms. Szela, Mr. Murphy, and Dr. Katz satisfied the performance-based vesting requirement upon TriSalus’ consummation of the Business Combination.
On May 19, 2023, TriSalus awarded Ms. Szela, Mr. Murphy, and Dr. Katz RSUs covering 36,774, 16,644, and 16,664 shares of our common stock, respectively. The RSUs must satisfy both time-based and performance-based requirements in order to vest. The time-based requirement is satisfied as follows: one fourth (1/4th) of the total number of RSUs will satisfy the time-based requirement on each anniversary of the vesting start date, which is October 5, 2022 for each of Ms. Szela, Dr. Katz and Mr. Murphy. The RSUs satisfied the performance-based requirement upon TriSalus’ consummation of the Business Combination.
Following the Business Combination, on August 11, 2023, TriSalus granted to each of Mr. Murphy and Dr. Katz an option to purchase 62,500 shares of our common stock at an exercise price of $12.00 per share. On August 14, 2023, TriSalus granted an option to purchase 172,500 shares of our common stock to Ms. Szela at an exercise price of $11.51 per share. Each of these options have a vesting schedule as follows: one-fourth (1/4th) of the shares subject to the option shall vest on the one-year anniversary of August 10, 2023, and 1/36th of the remaining shares shall vest each month thereafter on the 10th day of each month. TriSalus approved these option grants in connection with the transition from operating a private corporation to a publicly-traded corporation.
Health and Welfare and Retirement Benefits
All of TriSalus’ named executive officers are eligible to participate in TriSalus’ employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of TriSalus’ other full-time employees. TriSalus pays approximately 80% of the premiums for medical, dental, vision, group term life, disability and accidental death and dismemberment insurance for all of its employees, including its named executive officers. TriSalus generally does not provide perquisites or personal benefits to its named executive officers, except in limited circumstances.
401(k) Plan
TriSalus’ NEOs are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. In 2023, contributions made by participants, including the NEOs, to the 401(k) plan were matched by the Company up to a specified percentage of the employee’s contribution. These matching contributions are fully vested when made.

Outstanding Equity Awards at December 31, 2023
The following table presents information regarding outstanding equity awards held by TriSalus’ NEOs as of December 31, 2023. All awards granted prior to August 10, 2023, were granted pursuant to the 2009 Plan. All awards granted after August 10, 2023, were granted pursuant to the 2023 Plan.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)
Mary Szela	1/30/2018	177,973	—		$1.22	1/29/2028
	10/6/2020	13,698	3,604	(1)	$0.41	10/5/2030
	4/21/2021	101,345	—		$0.41	4/20/2031
	11/3/2021	37,748	21,942	(2)	$2.43	11/2/2031
	11/3/2021	74,901	81,696	(2)	$2.43	11/2/2031
	4/20/2022	—	37,080	(3)	$2.43	4/18/2032
	4/20/2022	—	18,536	(3)	$2.43	4/18/2032
	5/19/2023	—	46,989	(4)	$10.30	5/18/2033
	5/19/2023	—	11,420	(4)	$10.30	5/18/2033
	5/19/2023	—	—		$—	10/25/2026	27,581	(9)	235,542
	8/14/2023	—	3,242	(5)	$11.51	8/13/2033
	8/14/2023	—	169,258	(5)	$11.51	8/13/2033
Sean Murphy	11/3/2021	2,677	2,266	(2)	$2.43	11/3/2031
	1/19/2022	5,917	6,442	(7)	$2.43	1/19/2032
	7/13/2022	2,625	—		$2.43	7/12/2032
	7/13/2022	41,152	79,815	(8)	$2.43	7/12/2032
	5/19/2023	—	17,734	(4)	$10.30	5/18/2033
	5/19/2023	—	13,553	(4)	$10.30	5/18/2033
	5/19/2023	—	—		$—	10/25/2026	12483	(9)	106,605
	8/11/2023	—	5,536	(5)	$12.00	8/10/2033
	8/11/2023	—	56,964	(5)	$12.00	8/10/2033
Steven Katz, M.D.	5/17/2016	593	—		$3.65	5/17/2026
	1/18/2017	2,471	—		$3.65	1/17/2027
	4/18/2018	2,471	—		$1.22	4/16/2028
	1/22/2019	2,471	—		$1.22	1/21/2029
	10/6/2020	93,991	21,691	(6)	$0.41	10/6/2030
	11/3/2021	17,018	15,659	(2)	$2.43	11/3/2031
	4/20/2022	—	26,485	(3)	$2.43	4/19/2032
	4/20/2022	—	63,737	(3)	$2.43	4/19/2032
	5/19/2023	—	18,276	(4)	$10.30	5/18/2033
	5/19/2023	—	12,764	(4)	$10.30	5/18/2033
	5/19/2023	—	—		$—	10/25/2026	12,483	(9)	106,605
	8/11/2023	—	5,558	(5)	$12.00	8/10/2033
	8/11/2023	—	56,942	(5)	$12.00	8/10/2033
______________________________
(1) 1/48 of the shares subject to this option vest each month following the vesting commencement date (October 6, 2020) on the same day of the month as the vesting commencement date, subject to Ms. Szela’s continuing to be a Service Provider (as defined in the 2009 Plan) through each such date.

(2) 1/48 of the shares subject to this option vest each month on the same day of the month as the vesting commencement date (November 3, 2021), subject to the executive’s continuing to be a Service Provider through each such date, subject to continued service at each vesting date.
(3) 1/12 of the shares subject to this option vest each month following the first anniversary of the vesting commencement date (April 20, 2022) on the same day of the month as the vesting commencement date for three years, subject to the executive’s continuing to be a Service Provider.
(4) 25% of the total shares underlying the option vested on the vesting commencement date (May 19, 2023), and 1/48th of the total number of option shares vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive’s continuing to be a Service Provider through each such date.
(5) 25% of the total shares underlying this option will vest on the first anniversary of the vesting commencement date (August 10, 2023, for Dr. Katz and Mr. Murphy, and August 14, 2023, for Ms. Szela) and 1/48th of the total number of option shares shall vest each month thereafter on the same day of the month as the vesting commencement date, subject to the executive’s continuing to be a Service Provider through each such date.
(6) 1/48 of the shares subject to this option vest each month on the same day of the month as the vesting commencement date (September 21, 2020), subject to Dr. Katz’s continuing to be a Service Provider through each such date.
(7) 1/48 of the shares subject to this option vest each month on the same day of the month as the vesting commencement date (January 19, 2022), subject to Mr. Murphy’s continuing to be a Service Provider through each such date.
(8) 1/48 of the shares subject to this option vest each month on the same day of the month as the vesting commencement date (July 13, 2022), subject to Mr. Murphy’s continuing to be a Service Provider through each such date.
(9) 25% of the total RSUs vest on each anniversary of the vesting commencement date (October 5, 2022), subject to the executive’s continuing to be a Service Provider through each such date.

Employment Arrangements with Executive Officers
Employment Arrangements
Each of TriSalus’ NEOs is an at-will employee. TriSalus entered into amended and restated executive employment agreements with each of its NEOs in November 2022, which are summarized below.
Mary Szela
In March 2023, TriSalus entered into an amended and restated executive employment agreement with Ms.
Szela. Pursuant to the amended and restated executive employment agreement, Ms. Szela’s annual base salary was
$466,875 and she was eligible to receive an annual performance bonus of a target amount equal up to 50% of her base salary, based upon certain profitability or other financial objectives of the Company, business initiatives and other criteria to be determined by the Board, with such bonus subject to review and adjustment by the Board.
Following the consummation of the Business Combination, the Board approved an increase of Ms. Szela’s annual base salary to $600,000 and a revised target bonus of 55% of her base salary. Ms. Szela is also eligible to participate in TriSalus’ benefit plans generally available to similarly situated employees.

Ms. Szela is entitled to certain severance benefits as described below in “— Potential Payments Upon
Termination or Change in Control.”
Sean Murphy
In March 2023, TriSalus entered into an amended and restated executive employment agreement with Mr.
Murphy. Pursuant to the amended and restated executive employment agreement, Mr. Murphy received an annual base salary of $435,000 and is eligible to receive an annual performance bonus of a target amount equal to up to
50% of his base salary, based upon certain profitability or other financial objectives of the Company, business initiatives and other criteria to be determined by the Board, with such bonus subject to review and adjustment by the
Board. Following the consummation of the Business Combination, the Board approved an increase in Mr. Murphy’s annual base salary to $530,000. Mr. Murphy is also eligible to participate in TriSalus’ benefit plans generally available to similarly situated employees.

Mr. Murphy is entitled to certain severance benefits as described below in “— Potential Payments Upon
Termination or Change in Control.”
Steven Katz, M.D.
In February 2023, TriSalus entered into an amended and restated executive employment agreement with Dr.
Katz. Pursuant to the amended and restated executive employment agreement, Dr. Katz received an annual base salary of $469,125, and is eligible to receive an annual performance bonus of a target amount equal to up to 50% of his base salary, based upon certain profitability or other financial objectives of the Company, business initiatives and other criteria to be determined by the Board, with such bonus subject to review and adjustment by the Board.
Following the consummation of the Business Combination, the Board approved an increase of Dr. Katz’s annual base salary to $515,000. Dr. Katz is also eligible to participate in TriSalus’ benefit plans generally available to similarly situated employees.

Dr. Katz’s executive employment agreement also provides that he is eligible for two cash payments of $500,000 each, which are payable upon achievement of certain corporate milestones, subject to his continued employment through such milestone date, except as otherwise provided below (the “Milestone Payments”).

Dr. Katz is entitled to certain severance benefits as described below in “— Potential Payments Upon
Termination or Change in Control.”
Potential Payments Upon Termination or Change in Control
Each of Ms. Szela, Mr. Murphy, Dr. Katz are entitled to any accrued obligations, which include accrued but unpaid salary through the date of termination, unreimbursed expenses, and benefits owed to such executive officer under retirement or health plans in which such executive officer was a participant (“Accrued Benefits”), in the event of any termination of their employment. In addition, each executive is eligible to receive the following severance benefits under their employment agreements if their employment is terminated by TriSalus pursuant to a “Discharge Without Cause” (as such term is defined in each of their respective employment agreements) or if individual experiences a “Resignation For Good Reason” (as such term is defined in each of their respective employment agreements), and provided such executive officer timely executes and does not revoke a release of claims in TriSalus’ favor: (a) continuing payments of the executive’s then-current annual base salary for 12 months for Ms. Szela, Dr. Katz and Mr. Murphy, and (b) if Ms. Szela’s, Dr. Katz’s or Mr. Murphy's “Discharge Without Cause” occurs in the fourth calendar quarter of a year and the Company achieves it financial objectives on which such executive’s bonus for that year is based, such executive would also be entitled to a pro rata annual bonus for such year.
In addition to the foregoing, Dr. Katz is also entitled to receive an applicable Milestone Payment(s) if he experiences a “Discharge Without Cause” or a “Resignation For Good Reason” within 60 days of the achievement of the applicable qualifying milestone or milestones.
Further, if Ms. Szela, Mr. Murphy, or Dr. Katz experiences a “Discharge Without Cause” or a “Resignation For Good Reason” within the one-year period following a “Change in Control” (as such term is defined in each of their respective employment agreements) and provided each executive officer timely executes and does not revoke a release of claims in TriSalus’ favor, they will instead be entitled to a lump sum payment equal to: (a) 12 months of their annual base salary, (b) their annual bonus for the year of termination, assuming performance was met at the “target” level, (c) the cost of one year of continued medical, dental and vision benefits at the same level as if the executive remained actively employed by TriSalus, and (d) full vesting of all outstanding stock options and other equity incentives that are subject to vesting over time and based on length of service with TriSalus.

Non-Employee Director Compensation
Following the consummation of the Business Combination, our Board adopted the Non-Employee Director Compensation Policy, which establishes cash and equity-based compensation designed to align compensation with TriSalus' business objectives and stockholder value, while enabling TriSalus to attract, retain, incentivize and reward directors who contribute to the success of the company. Our Board of directors will review director compensation periodically to ensure that director compensation remains competitive such that the we are able to recruit and retain qualified directors.
The following table sets forth information concerning the compensation of TriSalus’ directors for fiscal year
2023. Ms. Szela, our Chief Executive Officer, and Sean Murphy, our Chief Financial Officer, did not receive additional compensation for their service as a director in fiscal year 2023, and therefore are not included in the
Director Compensation table below. All compensation paid to Ms. Szela and Mr. Murphy is reported above in the
“Summary Compensation Table.” Additionally, prior to the closing of the Business Combination, none of the directors of MTAC received any cash compensation or equity awards for their service as a director of MTAC, and therefore, are not included in the Director Compensation table below to the extent such director’s service was terminated in connection with the closing of the Business Combination.

Name	Fees earned or paid in cash	Option Awards($)(1)(2)	Total ($)

Mats Wahlström	$102,083	$221,200	$323,283
Andrew von Eschenbach	$13,750	$221,200	$234,950
Anil Singhal	$47,500	$221,200	$268,700
Arjun Desai	$10,833	$221,200	$232,033
David J. Matlin	$12,917	$221,200	$234,117
George Kelly Martin	$25,000	$221,200	$246,200
Kerry Hicks	$42,500	$221,200	$263,700
Liselotte Hyveled(3)	$—	$—	$—
_______________________
(1)This column reflects the aggregate grant date fair value of the stock options granted to the directors during fiscal year 2023. The aggregate grant date fair value is computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included elsewhere in this Prospectus/Offer to Exchange. In accordance with ASC Topic 718, recognition of compensation expense is deferred until consummation of the Business Combination. This amount does not reflect the actual economic value that may be realized by the director.
(2)As of December 31, 2023, our non-employee directors held the following number of options to purchase shares of our common stock: Mr. Wahlström, 170,945; Messrs. von Eschenbach, Desai, Matlin and Martin, 35,000 each; Mr. Singhal, 54,278; and Mr. Hicks, 59,222; none of the foregoing held other stock awards. None of Messrs. Dewey, Weiss, Karti, Thaure, Aguero, Treadwell or Dr. Roche held any options to purchase shares of our common stock or other stock awards.
(3)Liselotte Hyveled was appointed to our Board on May 6, 2024 and did not receive any compensation as of the year ended December 31, 2023.

Non-Employee Director Compensation Policy
Our Board reviews director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. In August 2023, our Board approved a non-employee director compensation policy (the “Non-Employee Director Policy”) consisting of annual cash retainers of $50,000 for each non-employee director and an additional $30,000 for the chairperson of the Board; an additional $20,000 and $7,500 for the chairperson and each other member of the audit committee of the Board, respectively; an additional $15,000 and $7,500 for the chairperson and each other member of the compensation committee of the
Board, respectively; an additional $15,000 and $7,500 for the chairperson and each other member of the nominating and corporate governance committee of the Board, respectively; and an additional $25,000 and $7,500 for the chairperson and each other member of the science and technology committee of the Board, respectively. The Non-
Employee Director Policy also provides for an initial grant of a stock option for 35,000 shares on the date an eligible director is first elected or appointed to the Board (vesting in equal annual installments over three years) and an annual stock option grant for 15,000 shares on the date of each annual stockholder meeting for each eligible director who continues to serve as a non-employee member of the Board as of such date (vesting on the earlier of the one year anniversary of the date of grant or our next annual stockholder meeting). The non-employee directors serving on the Board as of immediately following the closing of the Business Combination also received a one-time stock option grant for 35,000 shares immediately following the closing of the Business Combination.
TriSalus’ policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending TriSalus Board and committee meetings or performing other services in their capacities as directors.
The Non-Employee Director Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success

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Equity Incentive Plans
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Equity-based compensation is an important element of our compensation arrangements for both executive officers and directors. Executive officers are also eligible to participate in the 2023 Employee Stock Purchase Plan (“ESPP”). Below is a description of the 2009 Plan, the 2023
Plan and the ESPP.
2009 Plan
The following summary describes the material terms of the 2009 Plan, an amendment of which was last adopted by the TriSalus Board on July 13, 2022 and last approved by the stockholders of TriSalus on July 19, 2022. No further awards have been, or will be made, under the 2009 Plan following the effective date of our 2023 Plan.
Awards. The 2009 Plan provided for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, restricted stock units ("RSU"s), and stock appreciation rights (collectively, “Awards”) to TriSalus’ employees, directors, and consultants who provide services to TriSalus.
Authorized Shares. The aggregate number of shares of Common Stock that may be issued pursuant to the 2009 Plan was 1,596,529 shares. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options and RSUs under the 2009 Plan was 1,532,356 and 64,173 shares, respectively.
Plan Administration. The 2009 Plan is administered by the Board, or a duly authorized committee of the TriSalus Board and is referred to as the “administrator” in the 2009 Plan. Subject to the provisions of the 2009 Plan, the administrator determines in its discretion the persons to whom Awards are granted, the sizes of such Awards and all of their terms and conditions. The administrator has the authority to construe and interpret the terms of the 2009 Plan and Awards granted under it.
Outstanding Awards. Awards are granted under forms of award agreements adopted by the administrator. The administrator determines the exercise price for stock options, within the terms and conditions of the 2009 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of Common Stock on the date of grant. Options and RSUs granted under the 2009 Plan vest at the rate specified in the grant agreement as determined by the administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of TriSalus’ stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of TriSalus’ total combined voting power or that of any of its affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.
Changes to Capital Structure. In the event there is a specified type of change in TriSalus’ capital structure, such as a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase, or exchange of shares, appropriate adjustments will be made to the number and class of shares that may be delivered under the 2009 Plan and/or number, class, and the exercise price of shares covered by each outstanding Award.
Merger or Change in Control. The 2009 Plan provides that in the event of a merger or change in control Awards will be treated as the administrator determines, and the administrator may take one or more of the following actions with respect to such Awards:
•arrange for the assumption or substitution of an Award by a surviving or acquiring corporation;
•terminate the Awards;

•accelerate the vesting of the Award and, to the extent the administrator determines, provide for termination if not exercised (if applicable) at or before the effective time of the merger or change in control; or
•terminate the Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction or the replacement of such Award with other rights or property selected by the administrator in its sole discretion.
The administrator is not obligated to treat all Awards or portions of Awards in the same manner and is not obligated to treat all participants in the same manner.
In the event that the successor corporation does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not have otherwise been vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
Under the 2009 Plan, a change in control means the occurrence of any of the following events: (i) a change in ownership of TriSalus, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of TriSalus that constitutes more than 50% of the total voting power of the stock of TriSalus, except that any changes in the ownership of the stock of TriSalus as a result of a private financing of TriSalus that is approved by the Board will not be considered a change in control, (ii) a change in the effective control of TriSalus, which occurs on the date the majority of the members of the Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of members of the Board prior to the date of the appointment or election, or (iii) a change in the ownership of a substantial portion of TriSalus’ assets, which occurs on the date that any person acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person) assets from TriSalus that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of TriSalus immediately prior to such acquisition.
Plan Amendment or Termination. The Board has the authority to amend, alter, suspend, or terminate the 2009 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of TriSalus stockholders. No stock awards may be granted under the 2009 Plan while it is suspended or after it is terminated.
At the close of the Business Combination, outstanding TriSalus Options under the 2009 Plan were assumed by TriSalus and converted into options to purchase Common Stock. The stock options continued to be governed by the terms of the 2009 Plan and the stock option agreements thereunder, until such outstanding options are exercised or until they terminate or expire by their terms. At the close of the Business Combination, outstanding RSUs under the 2009 Plan were assumed by TriSalus and converted into restricted stock units covering shares of Common Stock. The restricted stock units will continue to be governed by the terms of the 2009 Plan.
2023 Plan
The following summary describes the material terms of the 2023 Plan, which was adopted by the TriSalus Board on August 10, 2023.
Awards. The 2023 Plan provided for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively, “Awards”) to TriSalus’ employees, directors, and consultants who provide services to TriSalus.
Authorized Shares. Subject to certain capitalization adjustments, as of December 31, 2023, the aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the 2023 Plan was 5,585,008 shares. The aggregate number of shares that may be issued under the 2023 Plan will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2024, in an amount equal to 5% of the total number of shares of fully diluted common stock determined on each preceding December 31, or such smaller number as may be determined by our Board prior to January 1 of a given year.
Plan Administration. The 2023 Plan is administered by the Board, or a duly authorized committee of the Board and is referred to as the “administrator” in the 2023 Plan. Subject to the provisions of the 2023 Plan, the administrator determines in its discretion the persons to whom Awards are granted, the sizes of such Awards and all of their terms and conditions. The administrator has the authority to construe and interpret the terms of the 2023 Plan and Awards granted under it.
Outstanding Awards. Awards are granted under forms of award agreements adopted by the administrator. The administrator determines the exercise price for stock options, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of Common Stock on the date of grant. Options and RSUs granted under the 2023 Plan vest at the rate specified in the grant agreement as determined by the administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of TriSalus’ stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of TriSalus’ total combined voting power or that of any of its affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.
Changes to Capital Structure. In the event there is a specified type of change in TriSalus’ capital structure, such as a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase, or exchange of shares, appropriate adjustments will be made to the number and class of shares that may be delivered under the 2023 Plan and/or number, class, and the exercise price of shares covered by each outstanding Award.
Merger or Change in Control. The 2023 Plan provides that in the event of a merger or change in control Awards will be treated as the administrator determines, and the administrator may take one or more of the following actions with respect to such Awards:
•arrange for the assumption or substitution of an Award by a surviving or acquiring corporation;
•terminate the Awards;
•accelerate the vesting of the Award and, to the extent the administrator determines, provide for termination if not exercised (if applicable) at or before the effective time of the merger or change in control; or
•terminate the Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction or the replacement of such Award with other rights or property selected by the administrator in its sole discretion.
The administrator is not obligated to treat all Awards or portions of Awards in the same manner and is not obligated to treat all participants in the same manner.
In the event that the successor corporation does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not have otherwise been vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
Under the 2023 Plan, a change in control means the occurrence of any of the following events: (i) a change in ownership of TriSalus, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of the stock of TriSalus that constitutes more than 50% of the total voting power of the stock of TriSalus, except that any changes in the ownership of the stock of TriSalus as a result of a private financing of TriSalus that is approved by the Board will not be considered a change in control, (ii) a change in the effective control of TriSalus, which occurs on the date the majority of the members of the Board is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of members of the Board prior to the date of the appointment or election, or (iii) a change in the ownership of a substantial portion of TriSalus’ assets, which occurs on the date that any person acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person) assets from TriSalus that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of TriSalus immediately prior to such acquisition.
Plan Amendment or Termination. The Board has the authority to amend, alter, suspend, or terminate the 2023 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of TriSalus stockholders. No stock awards may be granted under the 2023 Plan while it is suspended or after it is terminated.
ESPP
In June 2023 our Board adopted and in August 2023 our stockholders approved the ESPP. The ESPP became effective immediately upon the closing of the Business Combination. A summary description of the material features of the ESPP is set forth below. This summary is not a complete description of all provisions of the ESPP and is qualified in its entirety by reference to the ESPP, the form of which is filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part and incorporated by reference in its entirety.
The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase shares of Common Stock, to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The ESPP includes two components: a 423 Component and a Non-423
Component. We intend that the share purchase rights under the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The share purchase rights under the Non-423 Component will not qualify as options that are subject to Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Share Reserve. The initial number of shares of Common Stock reserved for issuance under the ESPP 1,396,252 shares of Common Stock. This number is referred to herein as the “Initial Share Reserve”, subject to adjustment for specified changes in our capitalization. The number of shares of Common Stock reserved for issuance under the
ESPP will automatically increase on January 1 of each year for a period of up to ten years, beginning on January 1,
2024, and continuing through and including January 1, 2033, by an amount equal to the lesser of (x) two percent
(2%) of the total number of shares of the Fully Diluted Common Stock determined on December 31 of the preceding year, and (y) 200% of the Initial Share Reserve. Notwithstanding the foregoing, the Board may act prior to January
1st of a given year to provide that the increase for such year will be a lesser number of shares. Shares issuable under the ESPP may be shares of authorized but unissued or reacquired Common Stock, including shares purchased by us on the open market. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
Administration. Our Board, or a duly authorized committee thereof, administers the ESPP.
Eligibility. Our employees and the employees of any of our designated affiliates, are eligible to participate in the
ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the Board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees.
An employee may not be granted rights to purchase stock under the 423 Component of the ESPP (a) if such employee immediately after the grant would own stock (including stock issuable upon exercise of all such employee’s purchase rights) possessing 5% or more of the total combined voting power or value of all classes of
Common Stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of Common

Stock for each calendar year that the rights remain outstanding. The Board may approve different eligibility rules for the Non-423 Component.
Offerings. The 423 Component of the ESPP is intended to qualify as an employee stock purchase plan under
Section 423 of the Code. The administrator may specify offerings under the 423 Component with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. For the Non-423
Component, the administrator may specify offerings, and purchase periods within each offering, as determined by the administrator. Each offering will have one or more purchase dates on which shares of Common Stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the other terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of Common Stock on any purchase date during the offering period is less than or equal to the fair market value of a share of Common Stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Payroll Deductions. The ESPP permits participants to purchase shares of Common Stock through payroll deductions, subject to such limitations as the administrator specifies. The administrator may limit a participant’s payroll deductions to a certain percentage or amount of pay, or by limiting the number of shares that may be purchased during the offering.
Purchase Price. Unless otherwise determined by the administrator, the purchase price of the shares will be 85%
of the lesser of the fair market value of Common Stock on the first day of an offering or on the applicable date of purchase.
Withdrawal. Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, we will distribute to the employee such employee’s accumulated but unused contributions without interest (unless otherwise required by law), and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.
Termination of Employment. A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies
(subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant such participant’s accumulated but unused contributions, without interest (unless otherwise required by law).
Corporate Transactions. In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination. The Board has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii)
as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by our Board in accordance with the terms of the ESPP.

Emerging Growth Company Status
As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation or golden parachute payments, and to provide information relating to the ratio of total compensation of our CEO to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities
Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2009 Plan(1)	1,596,529	2.78	—
2023 Plan(2)	2,069,705	7.36	3,515,303
2023 ESPP(3)	—	N/A	1,396,252
Equity compensation plans not approved by security holders(4)	—		—
Total	3,666,234		4,911,555
(1)Upon adoption of our 2023 Plan, we restricted future grants from our 2009 Plan. Shares of our common stock reserved for issuance under the 2009 Plan that are repurchased, forfeited, expired, or cancelled do not increase the number of shares of our common stock reserved for issuance under the 2023 Plan and are returned to our authorized but unallocated shares of common stock.
(2)Under the terms of our 2023 Plan, the number of shares of our common stock reserved for issuance under our 2023 Plan will automatically increase on January 1 of each year through January 1, 2033, by a number of shares equal to (i) 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or (ii) a lesser amount determined by our Board.
(3)Under the terms of our 2023 Employee Stock Purchase Plan (our “ESPP”), the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each calendar year through January 1, 2033, by a number of shares equal to the lesser of (i) 2% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; (ii) 2,792,503 shares; or (iii) a lesser amount determined by our Board.
(4)As of December 31, 2023, we did not have any equity compensation plans that were not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock, as applicable, as of June 26, 2024 (the “Ownership Date”) by:
•each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock as of the Ownership Date;
•each of our current executive officers and directors;
•all of our current executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within
60 days of the Ownership Date and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. The beneficial ownership of shares of our Common Stock is based on 27,159,463 shares of Common Stock outstanding as of the Ownership Date. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Number of Shares
Beneficial Owner	Number of Shares Beneficially Owned	Approximate % of Outstanding Common Stock
Named Executive Officers and Directors (1)
Mary Szela(2)	749,160	2.7%
Sean Murphy(3)	626,522	2.3%
Steven Katz, M.D., FACS(4)	186,871	*
Mats Wahlström(5)	2,782,971	10.2%
David J. Matlin(6)	2,291,221	8.0%
Arjun “JJ” Desai (7)	461,461	1.7%
Andrew von Eschenbach(8)	11,667	*
George Kelly Martin(9)	258,852	*
Anil Singhal(10)	26,573	*
Kerry Hicks(11)	2,201,947	8.1%
Liselotte Hyveled	—	*
All executive officers and directors as a group (15 individuals)	9,811,075	32.8%
Christopher Dewey(12)	1,537,246	5.5%
5% Stockholders
Frankenius Equity AB(13)	6,414,163	23.4%
Unique Diamond Investments Limited (14)	1,546,569	5.7%
HW Investment Partners, LLC (15)	1,370,028	5.0%
____________________________
*Less than one percent
(1)Unless otherwise noted, the business address of each of the following entities or individuals is c/o TriSalus Life Sciences, Inc., 6272 W. 91st Avenue, Westminster, Colorado 80031.
(2)Consists of (i) 243,189 shares held by Ms. Szela and (ii) 505,971 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.

(3)Consists of (i) 357,535 shares held by Murphy Family Trust 2012, (ii) 167,732 shares held by Sean E Murphy TTEE U/A 2/4/2004 (“Sean Murphy Trust”) and (iii) 101,255 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date. Lisa Murphy, Mr. Murphy’s spouse, has voting and investment discretion with respect to the shares held of record by Murphy Family Trust 2012 and thus Mr. Murphy may be deemed to have beneficial ownership of the shares held directly by Murphy Family Trust 2012. Mr. Murphy is the trustee of the Sean Murphy Trust and thus Mr. Murphy may be deemed to have beneficial ownership of the shares held directly by the Sean Murphy Trust.
(4)Consists of (i) 17,799 shares held by Dr. Katz and (ii) 169,072 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(5)Consists of (i) 1,254,259 shares held by Leonard Capital, LLC, (ii) 53,567 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Leonard Capital LLC, (iii) 1,370,028 shares held by HW Investment, and (iii) 105,117 shares of Common Stock exercisable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date. Mr. Wahlström has sole voting and investment discretion with respect to the shares held directly by Leonard Capital LLC and shared voting and investment discretion with respect to the shares held by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them.
(6)Consists of (i) 931,903 shares held directly by Mr. Matlin of which 215,055 shares are vested and 716,848 shares are subject to vesting and forfeiture pursuant to a sponsor support agreement, (ii) 1,240,518 shares underlying private warrants, which are exercisable for shares of Common Stock commencing 30 days after the closing of the Business Combination, (iii) 11,667 shares of Common Stock issuable to Mr. Matlin pursuant to TriSalus Options that are exercisable within 60 days of the Ownership date. and (iv) 107,133 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Mr. Matlin.
(7)Consists of (i) 203,127 shares held directly by Dr. Desai of which 46,875 shares are vested and 156,252 share are subject to vesting and forfeiture pursuant to the Sponsor Support Agreement, (ii) 11,667 shares of Common Stock exercisable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership date, and (iii) 246,667 shares underlying private warrants, which are exercisable for shares of Common Stock commencing 30 days after the Closing of the Business Combination.
(8)Consists of 11,667 shares of Common Stock issuable to Mr. von Eschenbach pursuant to TriSalus Options that are exercisable within 60 days of the Ownership date.
(9)Consists of (i) 247,185 shares of Common Stock held by Varka LLC. (Mr. Martin may be deemed to have beneficial ownership of the shares held directly by Varka LLC), and (ii) 111,667 shares of Common Stock exercisable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(10)Consists of 26,573 shares of Common Stock issuable to Mr. Singhal pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date.
(11)Consists of (i) 514,589 shares held directly by Mr. Hicks, (ii) 1,254,259 shares held by HW Investment, (iii) 81,845 shares held by the Millennium Trust Company, LLC for which Mr. Hicks acts as custodian, (iv) 322,737 shares held by The Kerry Raymond Hicks Dynasty Trust, for which Mr. Hicks serves as trustee, and (v) 28,517 shares of Common Stock issuable pursuant to TriSalus Options that are exercisable within 60 days of the Ownership Date. Mr. Hicks has shared voting and investment discretion with respect to the shares held of record by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them.
(12)Consists of (i) 573,690 shares held directly by the Christopher C Dewey Trust DTD 5/3/18, (ii) 881,599 shares underlying private warrants, which are exercisable for shares of Common Stock commencing 30 days after the Closing of the Business Combination held by the Christopher C Dewey Trust DTD 5/3/18 and (iii) 81,957 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by the Christopher C Dewey Trust DTD 5/3/18. Mr. Dewey is the trustee of the Christopher C Dewey Trust DTD 5/3/18 and thus Mr. Dewey may be deemed to have beneficial ownership of the shares held directly by the Christopher C Dewey Trust DTD 5/3/18.
(13)Consists of (i) 6,167,776 shares held by Frankenius Equity AB (“Frankenius Equity”) and (ii) 246,407 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Frankenius Equity. Frankenius Equity’s principal place of business is Box 984, 501 10 Boras, Sweden. Paul Frankenius has sole voting and investment discretion with respect to the shares held of record by Frankenius Equity and may be deemed to have beneficial ownership of the shares held by Frankenius Equity. For the common stock holdings, information is based upon a Schedule 13D filed by Frankenius Equity with the SEC on August 10, 2023.

(14)Consists of 1,546,569 shares held by Unique Diamond Investments Limited. Unique Diamond's principal place of business is C/O Room Nos.,4727-34 Sun Hung Kai Centre, 30 Harbour Road, Wan Chai, Hong Kong. ORI Capital Inc, which is a general partner of ORI Healthcare Fund, L.P, has sole voting and investment discretion with respect to the shares held of record by Unique Diamond Investment, Ltd. Ms. Song, Hong Fan, who owns ORI Capital Inc. may be deemed to have beneficial ownership of the shares held by Unique Diamond Investment Limited. For the common stock holdings, information is based upon a Schedule 13G filed by Unique Diamond Investments Limited with the SEC on August 10, 2023.
(15)Consists of 1,370,028 shares held by HW Investment. Messrs. Wahlström and Mr. Hicks and have shared voting and investment discretion with respect to the shares held of record by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them. For the common stock holdings, information is based upon a Schedule 13D filed by HW Investment with the SEC on August 10, 2023.

DELINQUENT SECTION 16(A) REPORTS
To the Company’s knowledge, based solely on review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2023, except Mr. Kelly filed a Form 3/A on May 21, 2024, which included Mr.
Kelly’s initial statement of beneficial ownership of securities.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” will be considered a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to the Company as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities (including the Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with an entity holding more than 5% of any class of the Company’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Company’s audit committee (or, where review by the Company’s audit committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, the Company will rely on information supplied by the Company’s executive officers, directors and certain significant stockholders. In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•The risks, costs, and benefits to the Company;
•The impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•The terms of the transaction;
•The availability of other sources for comparable services or products; and
•The terms available to or from, as the case may be, unrelated third parties.
The Company’s audit committee will approve only those transactions that it determines are fair and in the Company’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.
Certain Related Person Transactions
Other than the compensation arrangements for TriSalus’ directors and executive officers, which are described in the section entitled “Executive Compensation”, below is a description of transactions since January 1, 2022, to which TriSalus was a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal year; and
•any of TriSalus’ directors, executive officers or holders of more than 5% of TriSalus’ capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Compensation Arrangements and Stock Option Grants for Executive Officers and Directors
TriSalus has employment arrangements with its NEOs that, among other things, provide for certain change in control benefits, as well as severance benefits. For a description of these agreements, see “Executive Compensation.”
TriSalus has granted stock options and RSUs to its executive officers and stock options to certain of its directors. For a description of these equity awards, see “Executive Compensations — Employment Arrangements with Executive Officers” and “Executive Compensation — Outstanding Equity Awards as of December 31, 2023.”
Indemnification Agreements

TriSalus has entered into indemnification agreements with its executive officers and directors. The indemnification agreements require TriSalus to indemnify its executive officers and directors to the fullest extent permitted by Delaware law.
TriSalus has also entered into an indemnification agreement with Dr. Katz with respect to legal fees, judgments and awards in relation to third party claims arising out of the prior consulting services on behalf of TriSalus pursuant to a consulting agreement with SCKMD Consulting, under which Dr. Katz provided consulting services to TriSalus prior to his becoming an employee.
Series B-1 Preferred Stock Financing
In September 2021, with subsequent closings through July 2022, Legacy TriSalus entered into a Stock Purchase Agreement, as amended, with a group of investors (the “Series B-1 SPA”) pursuant to which it issued and sold an aggregate of 1,659,672 shares of its series B-1 preferred stock (“Series B-1 Stock”) to such investors at a purchase price of $14.16 per share, for aggregate gross proceeds of approximately $23.5 million.
Pursuant to the Series B-1 SPA, Legacy TriSalus issued and sold to Frankenius 1,059,365 shares of Series B-1 Stock, resulting in aggregate gross proceeds of approximately $15.0 million to Legacy TriSalus.
Series B-2/B-3 Preferred Stock Financing
In October 2022, Legacy TriSalus entered into a Preferred Stock and Warrant Purchase Agreement (the “Series B-2/ B-3 Purchase Agreement”) pursuant to which it issued and sold an aggregate of 706,243 shares of its series B-2 preferred shares (“Series B-2 Stock”) to investors at a purchase price of $14.16 per share, for aggregate gross proceeds of approximately $10 million. For each such share of Series B-2 Stock sold under the Series B-2/B-3 Purchase Agreement,
Legacy TriSalus also issued a warrant to purchase four shares of its series B-3 preferred stock (“Series B-3 Stock”) for no additional consideration (for an aggregate of 2,824,974 warrants issued in connection with the initial issuance of Series B-2 Stock). The strike price of the warrants issued in the financing was $2.03 per share. The Series B-2/B-3 Purchase Agreement included, at the option of Legacy TriSalus, a second tranche for the sale of up to 518,854 shares of Series B-2 Stock for approximately $7.3 million (which could be increased up to an aggregate of 706,243 shares of Series B-2 Stock for approximately $10.0 million), with each such share of Series B-2 Stock accompanied by a warrant to purchase four shares of Series B-3 Stock at a strike price of $2.03 per share (warrants to purchase up to an aggregate of 2,824,974 shares of Series B-3 Stock may be issued in second tranche closings assuming the full $10.0 million is sold); and a third tranche, at the election of investors who participated in the second tranche, for the sale of up to 306,053 shares of Series B-2 Stock for approximately $4.3 million (which could be increased up to an aggregate of 353,121 shares of Series B-2 Stock for approximately $5.0 million), with each such share of Series B-2 Stock accompanied by a warrant to purchase eight shares of Series B-3 Stock at a strike price of $2.03 per share (warrants to purchase up to an aggregate of 2,824,974 shares of Series B-3 Stock may be issued in the third tranche closing assuming the full $5.0 million is sold).
In March 2023, Legacy TriSalus effectuated two closings of the second tranche under the Series B-2/B-3 Purchase Agreement whereby (i) 207,541 shares of Series B-2 Stock and accompanying warrants to purchase 830,167 shares of Series B-3 Stock, representing 40% of the shares committed in the second tranche, were sold for an aggregate purchase price of approximately $2.9 million, and (ii) 17,656 shares of Series B-2 Stock and accompanying warrants to purchase 70,624 shares of Series B-3 Stock, none of which were shares committed in the second tranche, were sold for an aggregate purchase price of $0.2 million. The series B-2/B-3 preferred stock financing was deemed to be non-compensatory to the participating directors and officers because (i) the issuance was not associated to services, (ii) the participating directors and officers participated on the same terms as all parties, and (iii) the participating parties who were non-insiders (i.e., non- service providers) represented greater than 50% of the participation.
In June 2023, Legacy TriSalus effectuated two closings of the second tranche under the Series B-2/B-3 Purchase Agreement whereby (i) 257,779 shares of Series B-2 Stock and accompanying warrants to purchase 1,031,116 shares of Series B-3 Stock, representing approximately 49.7% of the shares committed in the second tranche, were sold for an aggregate purchase price of approximately $3.7 million, and (ii) 165,967 shares of Series B-2 Stock and accompanying warrants to purchase 663,868 shares of Series B-3 Stock, none of which were shares committed in the second tranche, were sold for an aggregate purchase price of approximately $2.3 million. The Series B-2/B-3 preferred stock financing was deemed to be non-compensatory to the participating directors and officers because (i) the issuance was not associated to services, (ii) the participating directors and officers participated on the same terms as all parties, and (iii) the participating parties who were non- insiders (i.e., non-service providers) represented greater than 50% of the participation.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold to Frankenius an aggregate of 655,909 shares of Series B-2 Stock and warrants purchase 2,623,637 shares of Series B-3 Stock, resulting in aggregate gross proceeds of $9.3 million to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold shares to various entities associated with Mr. Wahlström, one of its directors, including (i) 104,742 shares of Series B-2 Stock and warrants to purchase 418,970 shares of Series B-3 Stock to Leonard Capital and (ii) 109,470 shares of Series B-2 Stock and warrants to purchase 437,882 shares of Series B-3 Stock to HW Investment, resulting in aggregate gross proceeds of approximately $3.1 million to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold shares to various entities associated with Mr. Hicks, including (i) 71,902 shares of Series B-2 Stock and warrants to purchase 287,608 shares of Series B-3 Stock to Mr. Hicks in his individual capacity and (ii) 109,470 shares of Series B-2 Stock and warrants to purchase 437,882 shares of Series B-3 Stock to HW Investment, resulting in aggregate gross proceeds of approximately $2.6 million to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold to various entities associated with Sean Murphy, one of its executive officers, including (i) 87,397 shares of Series B-2 Stock and warrants to purchase 349,590 shares of Series B-3 Stock to the Murphy Family Trust 2012 and (ii) 17,656 shares of Series B-2 Stock and warrants to purchase 70,624 shares of Series B-3 Stock to the Sean E Murphy TTEE U/A 2/4/2004, resulting in aggregate gross proceeds of approximately $1.5 million to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold to Ms. Szela, one of its executive officers, 32,116 shares of Series B-2 Stock and warrants to purchase 128,466 shares of Series B-3 Stock, resulting in aggregate gross proceeds of approximately $454,754 to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold to Mr. McGrevin 33,490 shares of Series B-2 Stock and warrants to purchase 133,961 shares of Series B-3 Stock, resulting in aggregate gross proceeds of approximately $474,205 to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold to Dr. Katz, one of its executive officers, 2,411 shares of Series B-2 Stock and warrants to purchase 9,645 shares of Series B-3 Stock, resulting in aggregate gross proceeds of $34,143 to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold to Dr. Cox, one of its executive officers, 1,674 shares of Series B-2 Stock and warrants to purchase 6,698 shares of Series B-3 Stock, resulting in aggregate gross proceeds of $23,710 to Legacy TriSalus.
Pursuant to the Series B-2/B-3 Purchase Agreement, Legacy TriSalus issued and sold to Richard Marshak, one of its executive officers, 1,674 shares of Series B-2 Stock and warrants to purchase 6,698 shares of Series B-3 Stock, resulting in aggregate gross proceeds of $23,710 to Legacy TriSalus.
In July 2023, holders of warrants to purchase 2,306,471 shares of Series B-3 Stock exercised their warrants, resulting in gross proceeds of approximately $4.5 million. The list below sets forth the number of shares of Series B-3 Stock purchased by related parties pursuant to the exercise of warrants to purchase Series B-3 Stock.
•Leonard Capital, associated with Mr. Wahlström, purchased 249,471 shares of Series B-3 Stock for $504,625.
•Sean E Murphy TTEE U/A 2/4/2004, associated with Mr. Murphy, purchased 134,186 shares of Series B-3 Stock for $271,428.
•HW Investment, associated with Mr. Wahlström and Mr. Hicks, purchased 122,680 shares of series B-3 Stock for $248,155.
•Mr. McGrevin purchased 63,337 shares of Series B-3 Stock for $128,118.
•Cox purchased 3,166 shares of Series B-3 Stock for $6,406.
•Mr. Marshak purchased 3,166 shares of Series B-3 Stock for $6,406.

Amended and Restated Registration Rights Agreement
On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, TriSalus, Sponsor, the members of the Sponsor, and the directors and officers and certain former stockholders of Legacy TriSalus entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file, not later than 45 days after the Closing Date, a registration statement to register for resale, pursuant to Rule 415 under the Securities Act, certain TriSalus securities that are held by the parties thereto (the “Registrable Securities”). Pursuant to the Amended and Restated Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also grants piggyback registration rights and demand registration rights to the parties thereto, will pay certain expenses related to such registration and will indemnify the parties thereto against certain liabilities related to such registration. The Amended and Restated Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities.
Placement Agent Services from Ceros
We engaged Ceros, an SEC registered broker/dealer and FINRA member firm, to act as our placement agent for the non-institutional equity financing component of the Future PIPE Investment that resulted in our entry into the Subscription Agreements as part of the Preferred Stock PIPE Investment. Christopher Dewey, our former Chief Executive Officer and director, as well as a Managing Member of the Sponsor, is a Managing Director of Ceros. In consideration for its services as placement agent, Ceros received a fee from the Sponsor equal to 10% of the gross proceeds received by us in the Preferred Stock PIPE Investment (excluding amounts raised from stockholders or members of the Company, the Sponsor, Legacy TriSalus, or their affiliates and certain designees) plus expense reimbursement. As part of the engagement, the Sponsor paid the entirety of such placement agent fees and Ceros has agreed that we shall not be responsible or liable for any portion of such payment. Ceros’ placement agent fees were contingent upon the completion of the Preferred Stock PIPE Investment, which closed in connection with the Business Combination.
Promissory Notes — Related Party
On December 30, 2021, we issued an unsecured promissory note to the Sponsor (as amended, the “2021 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $544,000. The 2021 Promissory Note was non-interest bearing. On December 2, 2022, the 2021 Promissory Note was amended to clarify that no amount shall be due under the note if a business combination is not consummated on or before the outside date to consummate a business combination pursuant to the Existing Charter.
On January 28, 2022, we issued an unsecured promissory note to the Sponsor (as amended, the “January 2022 Promissory Note”) in principal amount of up to $400,000. The January 2022 Promissory Note was non-interest bearing. On December 2, 2022, he January 2022 Promissory Note was amended to clarify that no amount shall be due under the note if a business combination is not consummated on or before the outside date to consummate a business combination pursuant to the Existing Charter.
On May 24, 2022, we issued a promissory note in the principal amount of up to $1,500,000 to the Sponsor for working capital requirements and payment of certain expenses in connection with a potential business combination transaction (the “Convertible Sponsor Note”). The Convertible Sponsor Note was non-interest bearing and became payable on the date of the Closing of the Business Combination. At any time prior to payment in full of the principal balance of the Convertible Sponsor Note, the Sponsor was permitted to elect to convert all or any portion of the unpaid principal balance into that number of warrants, each exercisable for one share of Common Stock (the “Conversion Warrants”), equal to: (x) the portion of the principal amount of the Convertible Sponsor Note being converted, divided by (y) $1.50, rounded up to the nearest whole number of warrants. Each Conversion Warrant entitles the holder to purchase one share of Common Stock at $11.50 per share, subject to adjustment. The Conversion Warrants and their underlying securities are entitled to certain demand and piggyback registration rights as set forth in the Convertible Sponsor Note. On August 10, 2023, the Convertible Sponsor Note was converted into 1,000,000 Conversion Warrants.
On December 16, 2022, we issued an unsecured promissory note to the Sponsor (the “December 2022 Promissory Note”, together with the 2021 Promissory Note and the January 2022 Promissory Note, the “Sponsor Promissory Notes”) in principal amount of up to $1,000,000. The December 2022 Promissory Note was non-interest bearing. At the Closing of the Business Combination, we repaid the Sponsor Promissory Notes out of the proceeds of the Trust Account released to us (subject to the MTAC Transaction Expenses Cap (as defined in the Merger Agreement)).

Working Capital Loans
In order to fund working capital deficiencies or finance transaction costs in connection with negotiating and consummating an initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors loaned to us additional funds as may be required (“Working Capital Loans”). At the Closing of the Business Combination, we repaid the Working Capital Loans out of the proceeds of the Trust Account released to us (subject to the MTAC Transaction Expenses Cap).
Promissory Notes — Related Party Extension Loans
At the special meeting of MTAC stockholders held on December 12, 2022 (the “First Extension Meeting”), the stockholders approved an amendment to MTAC’s then-current charter (the “First Extension Amendment”), which extended the date by which MTAC was required to (i) consummate an initial business combination or (ii) dissolve and liquidate, from December 22, 2022 to June 22, 2023. In connection with the First Extension Amendment, the Sponsor agreed to, among other things, deposit, or cause the deposit of, $0.04 for each of the 1,953,422 public shares that were not redeemed in connection with the First Extension Meeting, for a monthly contribution into the Trust Account of $78,136.88 and an aggregate contribution of $468,821.28.
At the special meeting of MTAC stockholders held on June 12, 2023 (the “Second Extension Meeting”), the stockholders approved an amendment to MTAC’s then-current charter (the “Second Extension Amendment”), which extended the date by which MTAC was required to (i) consummate an initial business combination or (ii) dissolve and liquidate, from June 22, 2023 to September 22, 2023. In connection with the Second Extension Amendment, the Sponsor agreed to, among other things, deposit, or cause the deposit of, $0.04 for each of the 1,144,794 public shares that were not redeemed in connection with the Second Extension Meeting, for a monthly contribution into the Trust Account of $45,791.76 and an aggregate contribution of $91,583.52.
Pursuant to the Merger Agreement, Legacy TriSalus agreed to pay for, as a transaction expense and not as a loan, 50% of the Sponsors contributions into the Trust Account until the earliest to occur of (i) the Closing and (ii) the valid termination of the Merger Agreement.
When we completed the Business Combination, we repaid the Sponsor Notes (representing the Sponsor’s allocable 50% portion of the contributions into the Trust Account) out of the proceeds of the Trust Account released to us (subject, in the case of the Business Combination, to the MTAC Transaction Expenses Cap).

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2025 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate people for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals and nomination meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2025 proxy statement, any such stockholder proposals or nomination must be submitted in writing to the Secretary at the principal executive officers of the Company no later than March 24, 2025, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2025 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the date the definitive proxy was first sent to stockholders in connection with the 2024 Annual Meeting of Stockholders, unless the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2024 Annual Meeting of Stockholders. For the Company’s 2025 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than March 24, 2025, and no later than April 23, 2025. If the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2024 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders, or if later than the 90th day prior to such annual meeting the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company.
Notices of any proposals or nominations for the Company’s 2025 Annual Meeting of Stockholders should be sent to the Secretary of the Company at 6272 W. 91st Ave., Westminster, CO 80031.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website https://trisaluslifesci.com/ and click on “Investors” under “Financials” under the “SEC Filings” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting TriSalus Life Sciences, Inc. by mail at 6272 W. 91st Ave., Westminster, CO 80031, by telephone at (888) 321-5212, or by email at investor.relations@trisaluslifesci.com.

OTHER MATTERS
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.
By Order of the Board of Directors

/s/ Sean Murphy
Sean Murphy
Chief Financial Officer
Westminster, CO
July 22, 2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2024

Vote by Internet, Smartphone or Tablet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

TriSalus Life Sciences, Inc.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Central Time, on August 12, 2024.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
https://www.cstproxy.com/trisaluslifesci/2024

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this **X**

	FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the left	FOR ALL EXCEPT for all nominees listed to the left, except as marked pursuant to the below instruction
(1) Sean Murphy (2) Kerry Hicks (3) Anil Singhal (4) Liselotte Hyveled	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

3. To conduct any other business properly brought before this meeting.

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TriSalus Life Sciences, Inc.

The undersigned appoints Mary Szela and Sean Murphy, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of capital stock of TriSalus Life Sciences, Inc. held of record by the undersigned at the close of business on June 26, 2024, at the Annual Meeting of Stockholders of TriSalus Life Sciences, Inc. to be held on August 13, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR EACH NOMINEE, AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)